UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2013

PAN GLOBAL, CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-167130	27-2473958
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

123 W. Nye Lane, Suite 455 Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 983-1623

N/A

(Former name or former address, if changed since last report.)

With a copy to:

Philip Magri, Esq.

The Magri Law Firm, PLLC

11 Broadway, Suite 615

New York, NY 10004

T: (646) 502-5900

F: (646) 826-9200

pmagri@magrilaw.com

www.MagriLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The Registrant is filing this Amendment No. 1 to the Form 8-K originally filed with the Securities and Exchange Commission on May 2, 2013 (the “Original Filing”) to amend and clarify certain disclosure in the Original Filing in response to a comment letter, dated May 29, 2013, received by the Registrant from the Commission.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this Current Report on Form 8-K, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission that are incorporated into this Current Report on Form 8-K by reference. The following discussion should be read in conjunction with our consolidated financial statements and notes thereto included in this Report. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report on Form 8-K may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K. Before you invest in our common stock, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As previously reported by Pan Global, Corp., a Nevada corporation formerly known as Savvy Business Support, Inc. (the “Company”), on a Form 8-K filed with the Commission on May 1, 2013, on April 25, 2013, the Company entered into a Stock Exchange Agreement (the “Agreement”) with Pan Asia Infratech Corp., a Nevada corporation (“Pan Asia”).

Pursuant to the Agreement, consummated on April 26, 2013, the stockholders of Pan Asia transferred to the Company 100% of the outstanding capital stock of Pan Asia (consisting of 15,000 shares of common stock, no par value) in exchange for, on a pro rata basis, an aggregate of 90 million (90,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company (the “Share Exchange”). As a result of the Share Exchange, Pan Asia became a wholly-owned subsidiary of the Company and the business of Pan Asia has become the business of the Company.

Pan Asia is a development stage company incorporated in Nevada on July 13, 2012 and its principal business is the development of projects and technologies in environmentally sustainable energy and infrastructure markets. Pan Asia intends to generate sales through consulting and project management fees, project development fees, revenue from operating or investing in energy and infrastructure facilities, and technology sales.

Pursuant to Item 201(f) of Current Report on Form 8-K, if any disclosure required by Item 2.01(f) is previously reported by the Company, the Company may identify the filing in which that disclosure is included instead of including that disclosure in this report.

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BUSINESS

General

Pan Global, Corp. was incorporated in the State of Nevada on April 30, 2010 under the name of Savvy Business Support, Inc. (“Savvy”). Because Savvy had nominal operations and minimal assets since its inception on April 30, 2012, it had been considered to be a “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon the consummation of the Share Exchange on April 26, 2013, Pan Asia became a wholly-owned subsidiary of Savvy, and the Company ceased being a “shell company.” Pan Global, Corp. is a startup company with a limited operating history.

On April 26, 2013, Savvy amended its Articles of Incorporation with the Secretary of State of Nevada thereby changing the name of the Company from Savvy Business Support, Inc. to Pan Global, Corp.

On May 1, 2013, FINRA announced that the OTCQB symbol of the Company’s Common Stock would be changed from SVYB to PGLO, effective May 2, 2013. Trading in the Company’s Common Stock before May 2, 2013 was under Savvy’s trading symbol, SYVB

Unless otherwise defined herein, the terms “Pan Global,” the “Company,” “we,” “us,” “our,” and similar terms shall refer to Pan Global, Corp. and its wholly-owned subsidiary, Pan Asia Infratech Corp., a corporation formed in the State of Nevada on July 13, 2012 (“Pan Asia”).

Business Overview

Pan Global is engaged in focused on developing environmentally sustainable energy and infrastructure projects and technologies. Our aim is to invest in green energy technology and infrastructure around the world. We incubate and fund investments in renewable energy and energy efficiency technology and “green” projects that comprise innovative solutions for basic infrastructure. We currently have a significant, but not exclusive, focus on developing investment opportunities in India.

The Company has formulated a business model which we believe can help the Company grow and achieve scale over time

Current Business Operations

Consulting Services:

To date, the Company’s revenues have been provided solely through the provision of consulting services in connection with business and strategic advisory work for the deployment of a new solar photovoltaic technology for the owner of the technology. The Company is currently negotiating two new energy technology consulting services agreements which we expect will, if consummated, generate revenue within the coming fiscal quarters. Under these new consulting contracts the Company will provide project development consulting services in connection with energy power generation facilities located in India. In addition, we may invest in these projects along with the owner, subject to our successfully raising sufficient financing. Pan Asia has recently retained two new employees who had been working with Pan Asia informally since its inception in July 2012. The two individuals are currently working with the Company on a part-time basis on development activities but will work full-time as consultants upon the Company consummating either one of the two consulting agreements currently in negotiation. The Company will utilize these two employees, along with consultants to whom the Company will outsource work on an “as needed” basis, to provide the consulting services under the new consulting services contracts. We are also in the process of hiring an additional manager to assist the Company with its consulting projects and business development.

Greenhouse Operations:

The Company has been working with consultants to develop a plan for the Company’s sustainable infrastructure business, specifically, its greenhouses business. The Company is currently negotiating a lease for a ten acre parcel of land located near the city of Ludhiana, Punjab, India for the development and construction of the Company’s first greenhouse and expects to execute this lease agreement within the next 15 days.

The Company has also been holdings discussions with a major North American greenhouse equipment supplier who is assisting the Company in identifying a lead manager for our greenhouse business in India. The Company has identified one such individual and has verbally engaged him to undertake a study of the Indian hydroponic/greenhouse industry and market during the next quarter, while the Company also negotiates an employment arrangement with him for managing the design process and operations of our greenhouse facilities. This individual is a post-graduate of a leading agricultural university in Punjab, India, where he maintains a contact network, working relationships and academic ties. He has also undertaken significant training in hydroponics/greenhouse operation at various hydroponics/greenhouse training institutes in The Netherlands and has extensive experience operating greenhouse facilities in North America. The greenhouse facility the Company is planning to build consists of a one acre operation on the aforementioned ten acre parcel of land. In the first phase, we intend to produce vegetable and herb crops (including tomatoes, cucumbers, capsicum, subject to our market study) for the local market. The Company’s new manager of greenhouse development and operations is expected to complete the business plan and study for the greenhouse business next quarter, following which we will begin working with the North American greenhouse equipment supplier for designing and construction of the facility. Working with the equipment supplier in North America, we intend to engage local contractors for construction of the facility. Shortly before facility commissioning, our new manager is expected to hire four or five permanent employees for the first greenhouse operations.

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Current Team:

The Company has been building its team beyond the Company’s current Chief Executive Officer, Bharat Vasandani. As mentioned above, the Company has been working closely with two individuals to grow its energy efficiency consulting business and the establishment of its other green lines of business.

These two individuals officially joined the Company on June 11, 2013, bringing our team to consist of three highly experienced individuals. These individuals had already been working informally with our CEO since Pan Asia’s inception in July 2012. The Company is also in the processing of recruiting a fourth manager for its energy and consulting division, and we anticipate hiring this person within the next 45 days.

Finally, we have, through our contacts with a North American greenhouse equipment supplier, engaged an experienced individual to work with the Company on developing a plan for our greenhouse operations in India. While we undertake this planning process we will be finalizing the terms of his employment as the manager of our greenhouse development.

In summary, the Company expects to increase its team from three to beyond five members within the next six months.

The Company is also currently researching and recruiting executive level management to join the Company’s CEO as executive officers and directors. Until then, our CEO will remain the sole officer and director of Pan Global Corp.

Current Financing:

date, the Company has been primarily funding its operations and development through the issuance of promissory notes and sale of securities to Anatom Associates, S.A, an unrelated party, and Brookstone Partners, LLC, our controlling stockholder.

Business Development

We have a limited operating history and we are developing business opportunities in the market segments in which we operate. We intend to pursue these opportunities by securing rights to technologies and projects. These opportunities are identified through the network of contacts which is derived from the personal and professional associations of our CEO and the two recent additions to the management team in India. The Company will utilize these two recently added employees, along with consultants to whom the Company will outsource work on an “as needed” basis, to provide consulting services. The two new management personnel are also in the process of hiring an additional manager to assist the Company with its consulting projects and business development. We have also identified one individual for a greenhouse management position, and have verbally engaged him to undertake a study of the Indian hydroponic/greenhouse industry and market during the next quarter, while we also negotiate an employment arrangement with him for managing the design process and operations of our greenhouse facilities. Shortly before facility commissioning, our new manager is expected to hire four or five permanent employees for the first greenhouse operations.

During the next three years, we intend to pursue opportunities in the following areas:

●	Energy Efficiency. We have identified opportunities in energy efficiency consulting and innovation in India, where energy demand and prices are increasing rapidly. We believe Indian businesses and households are seeking energy solutions that can assist them with increasing the efficiency of their energy usage as well as seeking to adopt innovative green energy technologies that supplement or substitute for their reliance on fossil fuels and traditional grid-based electricity. We seek to provide such solutions to customers through consulting services, project implementation and project management. We envision such solutions to cover areas such as alternative energy technology implementation, building retrofits to reduce energy usage, installation of electrical control system technology and other similar items.

●	Alternative Energy Projects. We seek to invest in alternative energy projects, such as the development of power generation projects using solar photovoltaic (“PV”), mini-hydro, geothermal and wind energy technologies. Several countries, including India, provide certain electric power generation incentives for the development of these and other alternative energy technologies. Pan Global seeks to provide development funding for such projects. We may sell these projects at the time of commissioning or hold them for the long term, depending on the financial return to the Company on a case by case basis.

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●	Infrastructure. The Company also seeks to invest in non-energy infrastructure technology and projects that provide environmentally sustainable solutions in place of conventional technology. We are seeking opportunities to develop and or acquire projects in the field of agriculture, building technology and water distribution, amongst others. Management believes the Indian agriculture sector is ripe for adopting technologies that significantly reduce environmental footprints, such as by improving the efficiency of water use and intensity of land use. We believe there are existing technologies in the building sector that are widely used in Europe and North America which significantly improve resource efficiency and which can be adapted to the Indian market. We also believe there are opportunities in the Indian market for water purification and waste-water treatment. The Company seeks to introduce such technologies in the Indian context. In some cases we may license these technologies from the patent holder. In other cases, the technology is available for general use, so we will seek to develop projects directly.

Business Model

Our business model is based on three revenue streams: consulting fees; sales of equipment and technology in connection with energy efficiency projects; and revenue from operating projects such as power generation, agricultural operations and other infrastructure related projects. Our revenue from operating projects may be derived from projects in which we hold a majority equity position or where we hold an investment as a minority partner. To date, our revenue has been derived entirely from consulting fees.

Generally, we anticipate that our sales will be derived from business and commercial customers, as follows:

1.	Consulting Fees: We are in the process of building an energy efficiency audit and consulting team in India that will conduct energy audits for commercial and other business customers and advise them on how they can implement energy savings technologies to reduce their energy usage. The audit and consulting team may also manage project implementation, equipment procurement and provide installation services. As part of the Company’s process of building an energy efficiency audit and consulting team in India, the Company recently brought on two new part-time staff members on June 11, 2013 who had been working with Pan Asia informally since its inception in July 2012. The two individuals will work full-time as consultants upon the Company consummating either one of the two consulting agreements currently in negotiation.

2.	Power generation projects: We are investigating opportunities to develop electric power generation projects from renewable energy sources such as solar, mini-hydro, geothermal and wind. While our main focus is on potential projects in India, it is not exclusively so. Within the Indian market there are available various government backed incentives programs, including those which provide direct tariff subsidies as well as market based tariff support through renewable energy credits that can be sold in established trading markets. We intend to pursue both types of opportunities and to assess the project viability on a case by case basis, and to invest in such projects both as owner-developers and/or as partners with other developers. Our investments may be made as equity level investments or as mezzanine funding. These projects earn revenue from the sale of power generated and sold to either government owned electricity companies or from the direct sale of power to private buyers.

3.

Infrastructure: We are pursuing opportunities to develop sustainable projects in the Indian infrastructure industry, including but not limited to, investments in agriculture, the building construction industry and water purification and treatment. We intend to pursue the development of agricultural growing operations using more modern technology and equipment than is currently in use in India. One of the areas we are focusing on is the establishment of hydroponic/greenhouse facilities for growing certain crops. The hydroponics/greenhouse facilities industry is young but growing in India. We also intend to identify and pursue other infrastructure related opportunities including in the construction industry, where we seek to introduce sustainable building technologies to the Indian market, and water management technologies to improve water quality and usage efficiency. Some of these opportunities may overlap in one project, such as in the case of water management in the context of greenhouse growing operations. Since this business segment is broad, our revenue from it will be derived in varying ways:

a.

In the agricultural production component we intend to build relationships with wholesalers to distribute our produce under a branded label that is characterized by a marketing strategy that establishes us as a grower of natural, organic and pesticide free environmentally sustainable premium produce. Our assessment and development of such a marketing strategy is based on an analysis of market trends from discussions with existing agricultural producers in India. While we believe the trend toward organic, natural produce is revealed in our observation of market trends, we intend to undertake more comprehensive analysis prior to launching an agricultural operation. The planning for this operation is being undertaken in conjunction with a major greenhouse equipment supplier based in North America, who are providing advice and assisting us with identifying a management executive with experience in greenhouse grow operations who is willing to relocate to India. This planned hire of a greenhouse management executive will be a key part of our continued development of our marketing strategy. We may also sell product directly to large retail buyers with operations in India, such as well-known international and domestic Indian retail chain food store operators who are willing to buy directly from local farm producers.

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b.	In the building construction, water management and other component of this segment we expect to generate license revenue and revenue from the sale of equipment and technology. We may also earn revenue, in the case of water management, from operating facilities or distribution of water. Our customers may include commercial businesses, government entities, as well as retail clients.

Financing

We intend to finance our operations as we secure various projects. We anticipate raising the necessary funds through the sale of securities and to use the proceeds from such sales to fund our working capital and project development expenses and for desired contributions towards project equity capital. We also intend to make use of traditional power and infrastructure project financing methods, whereby we will seek established power and infrastructure sector investors to invest equity and debt capital directly into our fully licensed projects, in which case we would retain a negotiated equity percentage in a project.

Industry Analysis

The market for environmentally sustainable products and services in alternative energy, infrastructure and similar areas, is highly competitive and broad. Although numerous established companies offer a variety of services to various different industry space’s in which we operate, the Company believes our business model should enable us to establish and maintain a niche but growing presence in areas such as project development for alternative energy facilities and energy efficiency consulting services; and, with respect to our infrastructure space strategy, we believe our business model should enable us to establish operations based on the early use of available and accessible technology that provides a more compelling value proposition to potential customers compared to our competitors. Although we do not currently own or hold any proprietary technology or licenses, we are aware of a number of such technologies available for license while others are available as off-the-shelf equipment. Such technology includes, but is not limited to, the following:

1.	Hydroponic greenhouse growing technology, which is available off-the-shelf. Hydroponic greenhouse technology is in wide use around in Europe and North America. It can help increase yields significantly while reducing the use of inputs such as water and providing more controlled growing conditions that enable organic production methods. We do not see any immediate need to acquire proprietary technology in this area, but expect that we will develop proprietary technology and expertise for operating greenhouses in India over time as we grow our operations and invest a proportion of sales in research and development. We expect this experience and expertise to provide us with a competitive advantage over time as one of the few companies focused on commercial greenhouse grow operations in India and as one of the early leaders.

2.	Green building technologies, such as new concrete technologies that reduce carbon dioxide emissions in concrete production, premade concrete floor and roof slabs that incorporate various fillers that reduce concrete usage but increase its strength, more energy efficient building facades and windows, more efficient HVAC (heating ventilation and air conditioning systems), and off-the-shelf geothermal heating and cooling incorporated into the HVAC systems. Many of these technologies are widely in use in North America and Europe but remain underutilized in places such as India, although the market there is growing as demonstrated by the hundreds of green certified buildings built in recent years.

3.	Electronic control, switching and lighting equipment, which helps to reduce energy usage by monitoring and controlling power consumption. Such equipment is also widely in use in North America and Europe but not widely adopted in places such as India, but where firms are increasingly seeking such technology due to increasing electricity prices and the rising cost of backup diesel powered electricity.

While we have numerous competitors in the alternative energy and energy efficiency consulting space, many of these are large competitors who primarily undertake large projects (50 megawatts (MW) or more). We intend, however, to initially focus on small and medium size projects, where larger, more established competitors have less presence. In our view, medium-size projects comprise such facilities that have a rated capacity of approximately 5 MW- 50 MW and small projects would be defined as those with a rated capacity below 5 MW. Part of our strategy to address competitive pressures is to target projects in early stage markets where there are fewer competitors, such as market-based solar PV projects with private counterparties or mini-hydro. We will still have to face smaller competitors, but we aim to more efficiently and effectively execute project funding, which is a key factor for closing and commissioning alternative energy projects that smaller firms often find difficult to surmount.

Within the sector of the infrastructure space in which we intend to compete, there are many large and small competitors. We intend to compete by being early stage adopters, within the Indian context of emerging technology and methods, which may be available for general use or proprietary under license to us. For example, the Indian agricultural market is highly competitive, comprised of millions of small-holdings farmers, but we intend to use greenhouse and other technology to grow superior, more consistent product, free of artificial pesticides and with more efficient water use and intend to charge higher prices. We believe there is a market for such agricultural product, among India’s budding retail food chain store market, international class hotels and similar establishments, which can absorb higher prices compared to traditionally grown product. In other infrastructure areas we intend to compete with the adoption of superior technology that management assesses gives it a first-mover advantage, such as by employing and selling technologies that reduce or re-use inputs and generally provide a more efficient solution to existing products or methods.

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Marketing

Our marketing strategy is focused on using our management’s contact network to establish a pipeline of projects in the energy and infrastructure sectors in which we operate and to similarly establish a limited number of initial customers for our consulting services and products.

In the power generation aspect of our business, we need to secure a limited number of projects in the short to medium (3-24 months), as each project, while small compared to traditional energy generation technologies, still involves multi-million dollar investment outlays and 6-18 months to commission. The Company intends to target projects and customers where we can execute project expansion in phases, particularly projects with a small initial capacity as a first phase (as low as 100 Kilowatts), but with the potential for growth in several phases over time at the same facility or another facility of the same customer. We believe our potential customers are amenable to such a phased growth approach, as it decreases their risk as well as ours, since they must sign long term power purchase agreements with us. We believe potential customers will be amenable to phased project growth because, while various renewable energy technologies (such as hydro, solar PV and wind) are well-established, many potential customers are not yet directly experienced operating under such technologies and they often seek to transition to a reliance on renewable energy in small phases. Such clients may seek to deploy a small facility of approximately a few hundred kilowatts that will expand over time at the same location to power a particular client facility that actually has greater power needs or clients may choose such a project size for a single facility that requires a limited amount of power before expanding adoption of renewable power at their other facilities. A phased project build out approach in the manner we are describing will impact our clients’ annual power costs minimally (build outs of 100 KW increments will generate purchase obligations to us up to approximately $50,000 and significantly less than this amount when netted against the cost of the grid power the renewable energy facility replaces. In addition, long term power purchase contracts between us and our customers are expected to provide power price stability that most customers desire, compared to their exposure to grid electricity prices which tend to increase over time according to regulatory and political considerations. Long term power purchase agreements with us are also valuable to our clients as compared to their heavy reliance on backup diesel powered generators, which serve as a replacement for when grid power is cut off, as frequently happens in many parts of India. Long term power purchase contracts are also valuable to us because many of our potential funding sources require us to demonstrate a deal structure that provides sufficient assurance that any investment in a power project will be recovered 3-10 years prior to the equipment’s useful life, which is typically 25-30 years. We intend to target requests for proposals for small projects from government and to approach private businesses willing to adopt our energy solutions. In particular, we intend to target those areas where potential power customers face high power and fuel costs near or exceeding the cost of alternatives we can provide and where customers face inconsistent power availability. Such customers include many commercial and industrial power users, who typically pay higher electricity tariffs than households and the agricultural sector. In parts of India, commercial and industrial users already face electricity costs, including grid and diesel generator backup power, that exceed the cost of renewable energy, such as solar photovoltaics (so-called “grid-parity”). The types of industrial and commercial customers we intend to target for private power generation contracts include, but are not limited to, large international and domestic Indian companies who we are aware seeking renewable power solutions. In addition to “grid parity”, part of the driving factor for such firms to seek renewable energy solutions are federal and state government mandates in India which require many of these electricity users to achieve certain minimum thresholds for renewable energy use.

Similarly, in our infrastructure segment our initial projects are likely to be small but they will still require multi-million dollar investments over a period of 1-2 years to complete and bring to the revenue-generating stage. While we intend to grow rapidly, management believes the best opportunity for the Company’s success lies in executing a phased growth strategy whereby we begin with small capacity build-outs while allowing for project expansions over time. We intend to establish small operations, such as in agriculture, to build initial relationships with key customers and distributors who are amenable to make larger purchases from us over time; in this agriculture segment we intend to market our products to the growing number of food retail chains in India and wholesale distributors and other retail buyers seeking more consistent product, more consistent delivery and higher quality product than is generally available from the traditional agriculture sector. In other infrastructure projects, where we may be introducing new technology to a customer base, we believe our best marketing strategy is to complete a limited number of small projects which establish confidence and credibility for our product offering; our marketing will be focused on targeting the growing number of Indian firms, governments and quasi-government entities seeking to elevate their environmental sustainability credentials and who see value in generally taking a more sustainable approach to their infrastructure needs.

We have identified potential partners and collaborators for our products and services in power generation and infrastructure. These are firms that are seeking partners to assist them in commissioning or operating projects by providing funding or who are seeking partners for management assistance. The Company will consider such opportunities on a case by case basis. Some collaboration may be one-time; in other cases it may involve situations where the Company believes establishing a longer term relationship with a potential partner will help us build a pipeline of opportunities over time. We will consider all such opportunities as management develops them.

In order to fund the multi-million dollar investments discussed earlier in this section, we intend to formulate a financing strategy as we secure various projects. We anticipate we will need to raise equity capital by issue of new shares for working capital, for project development expenses and for our desired contributions towards project equity capital. We also intend to make use of traditional power and infrastructure project financing methods, whereby we will seek established power and infrastructure sector investors to invest equity and debt capital directly into our fully licensed projects, in which case we would retain a negotiated equity percentage in a project.

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Growth Strategy of the Company

Our goal is to establish a rational growth strategy that will maximize shareholder value over time by applying a phased growth strategy. We intend to secure a limited number of consulting engagements in the near term (3-24 months) but to grow this segment over time in line with our personnel growth, since such services are labor and management intensive. We also intend to initially secure a limited number of opportunities in our power generation and infrastructure segments during the next 3-24 months, but such that they can be expanded over time into a pipeline of projects that require commissioning over a period of several years.

We believe a phased growth strategy is the most rational way for us to execute our vision, as our opportunities, particularly in power generation and infrastructure, while they may be small projects, still entail multi-million dollar investment outlays per individual project. Our projects involve complexities, such as coordinating engineering, procurement and construction activities; therefore, building projects in phases and staging growth over a period of years enables management to reduce execution and financing risk, while the Company bolsters its management resources to cope with our growth. We believe a phased growth strategy will also help the Company build a growing and more stable revenue base than an alternative approach that could involve attempts to execute opportunities that are too difficult to manage and finance given the current scope of our resources.

Competitive Analysis

The Company has many potential competitors in the industry segments in which we intend to operate. In providing energy consulting services we face direct competition from well-capitalized large international firms and a range of regional and small, local firms; these firms tend to have focus on customers of differing size, with some overlap. Nevertheless, our management believes there is ample opportunity for the Company to build a successful franchise in India by pro-actively approaching the many small and medium size companies that have not undergone energy audits or engaged with similar consultants in a country market (India) that as yet remains in an early stage of development.

In the power generation segment, we also face competition from firms of all sizes; the competition includes well-capitalized large firms, some of whom are publicly-traded; it includes many medium size firms, many of which are private and many of which have a primary focus on just one alternative energy technology (such as solar PV, or wind); it also includes many small firms, often capitalized by individuals or groups of high net worth investors seeking a limited exposure to one or two projects. We intend to compete by carefully choosing our opportunities from among those parts of the market that remain early stage, which includes market based solar PV projects, niche mini-hydro, geothermal and similar opportunities.

With respect to our infrastructure segment and the agricultural sector, we face competition from the multitude of small plot-holding farmers in India with one or two acres under cultivation and other food growing operations. Management believes we can compete by using advanced growing methods and techniques, such as greenhouses, to provide a premium product that is more consistent, healthier and more environmentally sustainable than that which comes from traditional farms. As of now, there are a very limited number of greenhouse grow operations in India and most of these appear to be comprised of small entrepreneurs selling low volumes of produce or who are instead focused on factory style mass market operations. We expect that if we demonstrate the viability of greenhouse operations, as we expect will be so, new and better capitalized competitors will emerge at some point in the future.

In other infrastructure areas, such as building construction technology and water management we intend to compete based on adopting a first mover strategy using new and superior technology, often where we can establish proprietary rights to such technology to the exclusion of competitors. However, we will still face competition from a range of firms that provide solutions based on their own proprietary or general use technology. Before proceeding in this area management intends to conduct an assessment of the value proposition we can establish for any technology we may seek to secure and market. Our competitors in these market segments include a multitude of large, medium and small firms providing a diverse base of competitive products and solutions.

We consider our competition to be, in general, competent and experienced. They are likely to have greater financial and marketing resources than do we at the present time. Our ability to compete may be adversely affected by the ability of these competitors to devote greater resources to marketing, research and development, growth of the management team and other employees, amongst other factors, than are available to our Company. Some of the Company’s competitors in each of our segments also offer a wider scope of services and have greater name recognition. Our competitors include large firms that also have extensive existing customer bases and established distribution channels.

Two-Year Growth Strategy and Milestones

During the next two years, the Company’s growth strategy is to establish a sales and project base from which we can build out a project pipeline over subsequent years. We intend to secure a limited number of consulting engagements, power and infrastructure project opportunities and additional personnel to execute our plans. Within the infrastructure space, we plan to establish an initial small operation in the agricultural segment from which we can build an experienced team and set the stage for phased growth of the operations over time as additional financial resources become available to us. Similarly, within the power generation segment we intend to secure up to three initial projects that we can develop in the short term – within the next 24 months – so as to establish the base for a phased growth plan and expanding project pipeline over time.

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Patents, Trademarks, Licenses, Franchises, Concessions and Royalty Agreements

At the present, we do not have any patents or trademarks nor are we a party to any licenses, franchises, concessions or royalty agreements. See “Industry Analysis.”

Need for any Government Approval of Products or Services

Our current operations are focused on India. Under Indian law, foreign investors, such as Pan Global, Corp., are allowed to undertake market research, industry analysis and preliminary business development activities without government approval. However, revenue generation activities require us to establish operating subsidiaries in India under The Companies Act, 1956. The Company anticipates that it will establish Indian operating subsidiaries for our divisions, when necessary, under Indian law. We do not foresee that there will be any difficulty in doing so.

Furthermore, Indian law enables us to invest into our Indian operating subsidiaries without prior governmental approval in the sectors in which we intend to operate, including renewable energy projects, consulting and infrastructure, under the so-called “automatic route” without approval of Indian authorities. Under the “automatic route”, Pan Global, Corp., may invest in its Indian operating subsidiaries without prior approval from the central government or Reserve Bank of India (the central bank) but within thirty (30) days we are required to file a notification of such investment with the Indian Foreign Exchange Department. However, while we are permitted 100% foreign direct investment into our Indian activities, some specific projects may require various government approvals, licenses and/or permits prior to undertaking, the same as any Indian-owned company. Specifically, we are allowed to operate hydroponics/greenhouse facilities, subject to observation of environmental laws (discussed below); we are allowed to establish renewable energy projects in sectors such as solar subject to our complying with state and local zoning laws; where we seek to access public resources for power or infrastructure projects, such as for mini-hydro or geothermal power projects, we are required to obtain licenses from various national and state government agencies for exploiting the resource. For the latter, we may be required to obtain permits from the Indian Ministry of New and Renewable Energy, as well as from various other national or state government agencies where we intend to operate. These state agencies include but are not limited to, departments of forestry, agriculture, environment, water and state electricity distribution companies. At this time, our activities do not require such government approvals, licenses or permits.

In addition, if and when we seek to introduce new green technologies or products into India that have not previously been certified in the country, we are required to seek certification of such technologies/products from the Bureau of Indian Standards (“BIS”), which is governed by the Bureau of Indian Standards Act, 1986. The BIS is a founding member of the International Organization for Standardization (“ISO”). Certification is mandatory for products that may impact health and safety of users. The product certification scheme is largely based on the ISO Guide 28.

Research and Development Activities

Other than time spent researching our proposed business, the Company has not spent any funds on research and development activities to date. The Company plans to spend funds on research and development in the future, such as for adapting new technologies and gaining certifications in India and in collaborations with universities or researchers in connection with developing proprietary technology in one or more of the segments in which we operate.

Environmental Laws

Over the years, there has been an increasing consciousness and realization that environmental quality and economic development are complementary and not mutually exclusive. This is because, with technological advancements, environmental challenges are also on rise. As a result, there is a need to bring about necessary changes in the industrial and agricultural production patterns, utility services, consumer behavior and life styles of the people keeping in view our social and developmental priorities for conservation and sustainable use of natural resources. Hence, environmental regulations and standards have been set up by environmental bodies worldwide. Currently, our operations are primarily focused in India and we are and will be subject to the various regulations summarized below. The following purports to only be a summary and is not complete.

The protection of the environment has been given a Constitutional status in India.

In India, the Ministry of Environment and Forests (MoEF) is the apex administrative body for : (i) regulating and ensuring environmental protection; (ii) formulating the environmental policy framework in the country; (iii) undertaking conservation & survey of flora, fauna, forests and wildlife; and (iv) planning, promotion, co-ordination and overseeing the implementation of environmental and forestry programs. The Ministry is also the Nodal agency in the country for the United Nations Environment Programme (UNEP). The organizational structure of the Ministry covers number of Divisions, Directorate, Board, Subordinate Offices, Autonomous Institutions, and Public Sector Undertakings to assist it in achieving all these objectives.

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The responsibility for prevention and control of industrial pollution is primarily executed by the Central Pollution Control Board (CPCB) at the Central Level, which is a statutory authority, attached to the MoEF. The State Departments of Environment and State Pollution Control Boards are the designated agencies to perform this function at the State Level.

Central government has enacted several laws for environmental protection. In India, The Environment (Protection) Act, 1986, is the umbrella legislation which authorizes the Central Government to protect and improve environmental quality, control and reduce pollution from all sources, and prohibit or restrict the setting and /or operation of any industrial facility on environmental grounds. According to the Act, the term "environment" includes water, air and land and the inter- relationship which exists among and between water, air and land, and human beings, other living creatures, plants, micro-organism and property.

The main provisions of the Act are:

●	The Central Government shall have the power to take all such measures as it deems necessary or expedient for the purpose of protecting and improving the quality of the environment and preventing, controlling and abating environmental pollution.

●	No person carrying on any industry, operation or process shall discharge or emit any environmental pollutants or permit to do so in excess of such standards as may be prescribed.

●	Where the discharge of any environmental pollutant in excess of the prescribed standards occurs or is apprehended to occur due to any accident or other unforeseen act or event, the person responsible for such discharge and the person in charge of the place at which such discharge occurs or is apprehended to occur, shall be bound to prevent or mitigate the environmental pollution caused as a result of such discharge and shall also forthwith intimate the fact of such occurrence or apprehension of such occurrence; and be bound, if called upon, to render all assistance to such authorities or agencies as may be prescribed.

●	No person shall handle or cause to be handled any hazardous substance except in accordance with such procedure and after complying with such safeguards as may be prescribed.

●	The Central Government or any officer empowered by it in this behalf, shall have power to take, for the purpose of analysis, samples of air, water, soil or other substance from any factory, premises or other place in such manner as may be prescribed.

●	The Central Government may, by notification in the Official Gazette, establish one or more environmental laboratories; and recognize one or more laboratories or institutes as environmental laboratories to carry out the functions entrusted to an environmental laboratory under this Act.

●	Whoever fails to comply with or contravenes any of the provisions of this Act, or the rules made or orders or directions issued thereunder, shall, in respect of each such failure or contravention, be punishable with imprisonment or with fine or with both.

The other important environmental legislations may be categorized as follows:

●	Water Pollution

●	Air Pollution

●	Forest Conservation

●	Wildlife Protection

●	Biological Diversity

A comprehensive policy framework has also been developed to complement the legislative provisions. The most important being the National Environment Policy - 2006. The policy is in response to India’s national commitment to a clean environment mandated in its Constitution. It is intended to mainstream environmental concerns in all development activities. It briefly describes the key environmental challenges currently and prospectively facing the country, the objectives of the policy, normative principles underlying policy action, broad indications of the legislative and institutional development needed to accomplish the strategic themes, and mechanisms for implementation and review. It also seeks to stimulate partnerships of different stakeholders i.e. public agencies, local communities, academic and scientific institutions, the investment community, and international development partners in harnessing their respective resources and strengths for environmental management.

Also, an Environmental Information System (ENVIS) has been established in India as a plan program and as a comprehensive network in environmental information collection, collation, storage, retrieval and dissemination to varying users. The focus of ENVIS since inception has been on providing this environmental information to decision makers, policy planners, scientists and engineers, research workers, etc. all over the country. ENVIS has developed itself with a network of participating institutions/organizations. A large number of nodes, known as ENVIS Centers, have been established in this network to cover the broad subject areas of environment with the focal point at the Ministry of Environment and Forest. These Centers have been set up in the areas of pollution control, toxic chemicals, central and offshore ecology, environmentally sound and appropriate technology, bio-degradation of wastes and environment management, etc.

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The responsibility of the ENVIS Centers and Nodes are:

●	Establishment of linkages with all information sources, and creation of data bank on selected parameters in the subject area assigned.

●	Identification of information gaps.

●	Publish newsletters and Bulletins.

●	Develop library facility and provide support to the focal point on the subject area.

Serve as an interface for the users on the assigned subject.

Employees; Employment Agreements and Labor Contracts

The Company currently has three employees, one of whom, Bharat Vasandani, currently serves as our President, Chairman, Chief Executive Officer and Chief Financial Officer and works for the Company on a full-time basis. The two individuals are currently working with the Company on a part-time basis on development activities but will work full-time as consultants upon the Company consummating either one of the two consulting agreements currently in negotiation. We do not have an employment agreement with any of our employees nor are we a party to any labor contracts.

Dividend Policy

We have never paid or declared dividends on our securities. Pursuant to the Certificate of Designation for our Series C Preferred Stock (effective on April 29, 2013), the holders of shares of Series C Preferred Stock are entitled to a one-time special dividend of $0.001 per each outstanding share of Series C Preferred Stock payable by the Company to the holders thereof no earlier than the thirtieth (30th) day after the date of issuance of the Series C Preferred Stock to such holders but no later than the first anniversary date of the date of issuance of the Series C Preferred Stock to such holders, subject to the approval of the holders of the Company’s senior securities and satisfaction of the Nevada Revised Statutes. The payment of cash dividends, if any, in the future is within the discretion of our Board and will depend upon our earnings, our capital requirements, financial condition and other relevant factors. Other than the one-time dividend for our outstanding Series C Preferred Stock, we do not foresee paying any dividends on our outstanding securities; but, rather, we intend to retain any future earnings for use in our business.

Principal Executive Offices

Our principal executive offices are located at 123 W. Nye Lane, Suite 455, Carson City, NV 89706. Our telephone number is (888) 983-1623. Our website address is www.panglobalcorp.com. The contents of our website are not incorporated by reference into this Form 8-K.

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RISK FACTORS

An investment in our Company is extremely risky. You should carefully consider these risks, in addition to the other information presented in this Report, before deciding to our securities. If any of the following risks actually materialize, our business and prospects could be seriously harmed, the trading price and value of our securities could decline and you could lose all or part of your investment. The risks and uncertainties described below are not exclusive and are intended to reflect the material risks that are specific to us, material risks related to our industry and material risks related to companies that undertake a public offering or seek to maintain a class of securities that is registered or traded on an exchange or quoted on the over-the-counter market.

Risks Related to Our Business

We have a limited operating history and are subject to all of the complications and difficulties associated with new enterprises.

We have a limited operating history upon which an evaluation of our prospects and future performance can be made. Our current and proposed operations are subject to all business risks associated with new enterprises. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business operation in a competitive industry, and the continued development of projects, technology and a corresponding customer base. There is a possibility that we could sustain losses in the future, and there are no assurances that we will ever operate profitably.

We are focused on “green” initiatives and while our management believes that the Company can implement our business plan, attract highly talented personnel and develop a market for its products and services, our plan of operations are subject to changing needs of target customers, market conditions and various other factors out of our control. For these and other reasons, the purchase of our common stock should only be made by persons who can afford to lose their entire investment.

We are not currently profitable and may not become profitable.

According to the unaudited pro forma consolidated financial statements of the Company included in Exhibit 99.1 to this Form 8-K, at December 31, 2012, the combined companies had $862 in cash on hand and an accumulated deficit of $53,049 and only generated $9,500 in revenues. In their report for the fiscal year ended September 30, 2012, the auditors of Pan Asia have expressed that there is substantial doubt as to Pan Asia’s ability to continue as a going concern. We expect that the Company will incur substantial losses for the foreseeable future and may never become profitable. We also expect to continue to incur significant operating and capital expenditures for the next several years and anticipate that our expenses will increase substantially in the foreseeable future. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our common stock.

The electric power generation industry is subject to significant technological advancements that may impact our business model

The electricity industry is undergoing transformative change. Technological advancements such as energy storage and distributed generation may change the nature of energy generation and delivery. These changes may materially affect our business model as an independent power producer and our ability to compete with new energy generation and delivery business models.

Weather and climate related incidents and other natural disasters could materially affect our financial condition and results of operations.

Weather-related incidents, climate factors and other natural disasters, including storms, wildfires and earthquakes and the annual monsoon rains in India, can disrupt the generation and transmission of electricity, and can seriously damage the infrastructure necessary to deliver power to customers. These events can lead to lost revenues and increased expenses, including higher maintenance and repair costs. They can also result in contractual penalties and disallowances, particularly if we encounter difficulties in restoring power to our customers. These occurrences could materially affect our business, financial condition and results of operations, and the inability to restore power to our customers could also materially damage the business reputation of the Company. In addition, renewable power generation projects are subject to weather and climate conditions that impact positively and negatively the amount of power generated, such as for solar and hydro projects. Renewable power project feasibility is assessed based on historic patterns of such factors as site-specific solar irradiation or water flows, but these factors can vary significantly from year to year. Significant deviations of such natural phenomena from levels predicted based on historical data could have a material adverse impact on project power output and, hence, on revenues and the results of operations. Extended deviations from normal of such factors could negatively impact our liquidity and solvency.

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State-owned power distribution companies in India are responsible for power transmission and distribution; therefore, we are reliant on them to deliver power to our customers.

Power distribution in India is undertaken by state-owned electricity distribution companies. Many are heavily in debt and hard pressed to maintain their distribution grids at a high level of reliability. Whether we sell power under a contract to the government or directly to a private electricity buyer, we are reliant on the state-owned electricity distribution companies to deliver our power. If they are unable to undertake distribution we may suffer revenue losses and we may be unable to recover those losses from the distribution company or the collection period may be delayed for an extended period of time. Since our power generation projects are a capital intensive business financed to a significant degree by debt, any losses in revenue or delays in collection would result in significant financial distress for the company and have a material adverse impact on our liquidity and solvency.

The generation, transmission and distribution of electricity are dangerous and involve inherent risks of damage to private property and injury to employees and the general public.

Electricity is dangerous for employees and the general public should they come in contact with power lines or electrical equipment. Injuries and property damage caused by such contact can subject to liability that, despite the existence of insurance coverage, can be significant. Such penalties and liabilities could be significant and can be difficult to predict. The range of possible penalties and liabilities includes amounts that could materially affect our liquidity and results of operations.

As a capital intensive company, we rely on access to the capital markets. If we are unable to access the capital markets or the cost of financing was to substantially increase, our liquidity and operations would be materially affected.

Our power and infrastructure projects are reliant on access to the capital markets, include both the markets for debt and equity. Electric power generation projects for renewable energy are typically financed with a significant amount of debt as well as equity. If we are unable to secure project debt on assumed terms our projects may not be viable. In addition, project debt funding is frequently sourced from international lenders who, from time to time, may adjust their desired exposure or terms for lending to projects in India. Market disruptions out of our control could have a material adverse impact on our ability to access such funding.

Our operations are subject to foreign currency risk.

To a significant degree, the Company is focusing its efforts on various projects in India. These projects will typically generate revenue in India rupees. The Indian rupee historically has been subject to significant fluctuations in its value compared to other currencies over time. Any depreciation in the Indian rupee would result in a decrease in our reported revenues, since the Company reports in United States dollars. In addition, while our projects will typically generate revenue in Indian rupees, our project debt funding, whether for infrastructure or power generation projects, may be denominated in a currency other than the Indian rupee, such as United States dollars or Euros; therefore, we will face a currency mismatch between revenues and the debt funding obligations we undertake to finance the assets that generate our revenues. While hedging instruments are available to mitigate currency mismatching risks, hedge instruments are often expensive and also are often unable to offset currency risk with 100% effectiveness. Therefore, significant currency movements against our liability position and/or hedging ineffectiveness could have a material adverse impact on our ability to service our debts and to maintain our liquidity and solvency.

We are dependent on Bharat Vasandani, our Chairman and sole executive officer. The loss of Mr. Vasandani would have a material adverse effect on our business.

Our future success depends to a significant extent on Bharat Vasandani and his skills, experience and efforts. We face intense competition for qualified individuals from numerous companies that offer similar services. The loss of Mr. Vasandani could harm our business and might significantly delay or prevent the achievement of our business objectives.

As our business grows, we will need to attract additional employees which we might not be able to do.

In order to grow and implement our business plan, we would need to add managerial talent to support our business plan. There is no guarantee that we will be successful in adding such managerial talent.

We may not be able to compete successfully with current and future competitors.

The Company has many potential competitors in the market for environmentally sustainable energy and infrastructure products and services. We will compete, in our current and proposed businesses, with other companies, some of which have far greater marketing and financial resources and experience than we do. We cannot guarantee that we will be able to penetrate our intended market and be able to compete profitably, if at all. In addition to established competitors, there is ease of market entry for other companies that choose to compete with us. Effective competition could result in price reductions, reduced margins or have other negative implications, any of which could adversely affect our business and chances for success. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including: larger staffs, greater name recognition, larger and established customer bases and substantially greater financial, marketing, technical and other resources. To be competitive, we must respond promptly and effectively to industry dynamics, evolving standards and competitors’ innovations by continuing to enhance our technology, products, services, sales and marketing channels and customer acquisition. Any pricing pressures, reduced margins or loss of market share resulting from increased competition, or our failure to compete effectively, could fatally damage our business and chances for success.

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We may not be able to manage our growth effectively.

We must continually implement and improve our products and/or services, operations, operating procedures and quality controls on a timely basis, as well as expand, train, motivate and manage our work force in order to accommodate anticipated growth and compete effectively in our market segments. Successful implementation of our strategy also requires that we establish and manage a competent, dedicated work force and employ additional key employees in corporate management, product design, client service and sales. We can give no assurance that our personnel, systems, procedures and controls will be adequate to support our existing and future operations. If we fail to implement and improve these operations, there could be a material, adverse effect on our business, operating results and financial condition.

If we do not continually update our services, they may become obsolete and we may not be able to compete with other companies.

We cannot assure you that we will be able to keep pace with advances or that our services and products will not become obsolete. We cannot assure you that competitors will not develop related or similar services and offer them before we do, or do so more successfully, or that they will not develop services and products more effective than any that we have or are developing. If that happens, our business, prospects, results of operations and financial condition will be materially adversely affected.

We have agreed to indemnify our officers and directors against lawsuits to the fullest extent of the law.

We are a Nevada corporation. Nevada law permits the indemnification of officers and directors against expenses incurred in successfully defending against a claim. Nevada law also authorizes Nevada corporations to indemnify their officers and directors against expenses and liabilities incurred because of their being or having been an officer or director. Our organizational documents provide for this indemnification to the fullest extent permitted by law.

We currently do not maintain any insurance coverage. In the event that we are found liable for damage or other losses, we would incur substantial and protracted losses in paying any such claims or judgments. We have not maintained liability insurance in the past, but intend to acquire such coverage immediately upon resources becoming available. There is no guarantee that we can secure such coverage or that any insurance coverage would protect us from any damages or loss claims filed against it.

If we engage in any acquisition, we will incur a variety of costs and may never realize the anticipated benefits of the acquisition.

We may attempt to acquire businesses, technologies, services or products or license technologies that we believe are a strategic fit with our business. We have limited experience in identifying acquisition targets, and successfully completing and integrating any acquired businesses, technologies, services or products into our current infrastructure. The process of integrating any acquired business, technology, service or product may result in unforeseen operating difficulties and expenditures and may divert significant management attention from our ongoing business operations. As a result, we will incur a variety of costs in connection with an acquisition and may never realize our anticipated benefits.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs in 2013 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

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Compliance with changing regulation of corporate governance and public disclosure, and our management’s inexperience with such regulations will result in additional expenses and creates a risk of non-compliance.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team expects to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities. Management’s inexperience may cause us to fall out of compliance with applicable regulatory requirements, which could lead to enforcement action against us and a negative impact on our stock price.

Risks Relating to Ownership of Our Common Stock

Brookstone Partners, LLC owns 100% of the Company’s outstanding Series B Non-Convertible Preferred Stock which Series B Non-Convertible Preferred Stock has 80% voting rights and substantially dilutes and essentially renders the voting power of our Common Stock meaningless. This may inhibit potential acquisition bids and adversely affect the market price for our Common Stock.

Our Articles of Incorporation provides our Board of Directors with the authority to issue up to 25,000,000 shares of “blank check” preferred stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imported upon these shares without further vote or action by our stockholders. As of the date of this Form 8-K, there were an aggregate of 2,250,000 shares of Series A Convertible Preferred Stock, 100 shares of Series B Non-Convertible Preferred Stock and 4,800,000 shares of Series C Convertible Preferred Stock designated and outstanding. The outstanding shares of Series B Non-Convertible Preferred Stock shall vote together with the shares of Common Stock and other voting securities of the Company as a single class and, regardless of the number of shares of Series B Non-Convertible Preferred Stock outstanding and as long as at least one of such shares of Series B Non-Convertible Preferred Stock is outstanding, shall represent 80% of all votes entitled to be voted at any annual or special meeting of stockholders of the Company or action by written consent of stockholders. Each outstanding share of the Series B Non-Convertible Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series B Non-Convertible Preferred Stock.

The 80% voting rights of the Series B Non-Convertible Preferred Stock substantially dilutes and essentially renders the voting power of our Common Stock meaningless. According, the 80% voting power of our Series B Non-Convertible Preferred Stock could delay or prevent a change in control transaction without further action by our stockholders. As a result, the market price of our Common Stock may be adversely affected. In addition, our Series A Preferred Stock and Series C Preferred Stock have preference over our Common Stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up. The voting power of our Series B Non-Convertible Preferred Stock and liquidation preference of our Series A Preferred Stock, Series B Non-Convertible Preferred Stock and Series C Preferred Stock could adversely affect the market price of our Common Stock.

Brookstone Partners, LLC had purchased 100% of the outstanding shares of Series B Non-Convertible Preferred Stock of the Company from Virginia K. Sourlis on February 22, 2013 for $1,000. Stella Lumawag is the Managing Member of Brookstone Partners, LLC and has voting and dispositive control over Brookstone Partners, LLC. As a result of Brookstone Partners, LLC owning the Company’s outstanding Series B Non-Convertible Preferred Stock having 80% voting control, Ms. Lumawag has had voting control over the Company since the date she purchased 100 shares (100%) of the Company’s outstanding Series B Non-Convertible Preferred Stock from Virginia K. Sourlis on February 22, 2013.

There has not historically been an active market for the Company’s common stock, and we cannot assure you that an active trading market will develop for the Company’s common stock.

Historically, there has a very limited trading market for the Company’s common stock with limited or no volume and thus the Company cannot accurately obtain an accurate bid or ask price for a share of its common stock. Any investor who purchases the Company’s common stock is not likely to find any liquid trading market for the common stock and there can be no assurance that any liquid trading market will ever develop, or if developed, be maintained. Due to the lack of a trading market for our securities, investors may have difficulty selling any shares they purchase.

Any trading market that may develop in the future for our common stock will most likely be very volatile; and numerous factors beyond our control may have a significant effect on the market.

Our common stock is deemed a “penny stock,” which could make it more difficult for our investors to sell their shares.

The Company’s common stock is subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The “penny stock” rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange or automated quotation system sponsored by a registered national securities association with certain listing standards as set forth under Rule 3a51-1 of the Exchange Act, other than companies that have a sales price of $5.00 or more for its common stock (excluding any broker or dealer commission, commission equivalent, mark-up or mark-down), had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than established customers complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities and investors will find it more difficult to dispose of our securities.

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The price of our shares of common stock in the future may be volatile.

If an active market ever develops for our common stock, of which no assurances can be given, the market price of our common stock will likely be volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including: technological innovations or new products and services by us or our competitors; additions or departures of key personnel; sales of our common stock; our ability to integrate operations, technology, products and services; our ability to execute our business plan; operating results below expectations; loss of any strategic relationship; industry developments; economic and other external factors; and period-to-period fluctuations in our financial results. Because we have a very limited operating history with limited revenues to date, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid dividends on our common stock in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of operations of the Company for the year ended September 30, 2012 and for the three month period ended December 31, 2012 and should be read in conjunction with the Selected Consolidated Financial Data, the financial statements, and the notes to those financial statements that are included elsewhere in this Current Report on Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Company Overview

On April 25, 2013, Savvy Business Support, Inc., a Nevada corporation (“Savvy”), entered into a Share Exchange Agreement (the “Share Exchange Agreement”), with Pan Asia Infratech Corp., a Nevada corporation (“Pan Asia”). Pan Asia is a startup company incorporated in Nevada on July 13, 2012 and it is engaged in the developing environmentally sustainable energy and infrastructure projects and technologies. Our aim is to invest in green energy technology and infrastructure around the world. We incubate and fund investments in renewable energy and energy efficiency technology and “green” projects that comprise innovative solutions for basic infrastructure. We currently have a significant, but not exclusive, focus on developing investment opportunities in India.

Pursuant to the Share Exchange Agreement, on April 26, 2013, the stockholders of Pan Asia transferred to Savvy an aggregate of 15,000 shares of common stock, no par value, of Pan Asia, constituting 100% of the outstanding capital stock of Pan Asia, in exchange for, on a pro rata basis, an aggregate of 90,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Savvy (the “Share Exchange”). As a result of the Share Exchange, Pan Asia became a wholly-owned subsidiary of Savvy and Savvy ceased being a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

The Share Exchange was treated as a combination of entities under common control due to the fact that on the April 26, 2013 closing date of the Share Exchange, Brookstone Partners, LLC had controlled both Savvy and Pan Asia.

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Brookstone Partners, LLC, through an equity investment, owned 66.66% of Pan Asia, the remaining 33.33% of Pan Asia was held by the Company’s CEO, Bharat Vasandani. Brookstone Partners, LLC had also purchased 100% of the outstanding shares of Series B Non-Convertible Preferred Stock of the Company from Virginia K. Sourlis, Savvy’s former sole executive officer, director and major stockholder, on February 22, 2013 for $1,000. Pursuant to the Series B Non-Convertible Preferred Stock’s Certificate of Designation, the outstanding shares of Series B Non-Convertible Preferred Stock vote together with the shares of Common Stock and other voting securities of the Company as a single class and, regardless of the number of shares of Series B Non-Convertible Preferred Stock outstanding and as long as at least one of such shares of Series B Non-Convertible Preferred Stock is outstanding, represent 80% of all votes entitled to be voted at any annual or special meeting of stockholders of the Company or action by written consent of stockholders. Each outstanding share of the Series B Non-Convertible Preferred Stock represents its proportionate share of the 80% which is allocated to the outstanding shares of Series B Non-Convertible Preferred Stock. Stella Lumawag is the Managing Member of Brookstone Partners, LLC and has voting and dispositive control over Brookstone Partners, LLC. As a result of Brookstone Partners, LLC owning the Company’s outstanding Series B Non-Convertible Preferred Stock having 80% voting control, Ms. Lumawag has had voting control over the Company since the date she purchased 100 shares (100%) of the Company’s outstanding Series B Non-Convertible Preferred Stock from Virginia K. Sourlis on February 22, 2013.

Effective April 26, 2013, the Company amended its Articles of Incorporation with the Secretary of State of Nevada therein changing its name from Savvy Business Support, Inc. to Pan Global, Corp.

On May 1, 2013, FINRA announced that the OTCQB symbol of the Company’s Common Stock would be changed from SVYB to PGLO, effective May 2, 2013. Trading in the Company’s Common Stock before May 2, 2013 was under Savvy’s trading symbol, SYVB.

Unless otherwise defined herein, the terms “Pan Global,” the “Company,” “we,” “us,” “our,” and similar terms shall refer to Pan Global, Corp. and its wholly-owned subsidiary, Pan Asia Infratech Corp., a Nevada corporation.

Plan of Operations

We are developing business opportunities in the market segments in which we operate, and we intend to pursue these opportunities by securing rights to technologies and projects. These opportunities are identified through our CEO’s and two new employees’ network of personal and professional contacts in India and around the world.

During the next three years, we intend to develop and grow our business in the following areas:

●	Energy Efficiency. We have identified opportunities in energy efficiency consulting and innovation in India, where energy demand and prices are increasing rapidly. We believe Indian businesses and households are seeking energy solutions that can assist them with increasing the efficiency of their energy usage as well as seeking to adopt innovative green energy technologies that supplement or substitute for their reliance on fossil fuels and traditional grid-based electricity. We seek to provide such solutions to customers through consulting services, project implementation and project management. We envision such solutions to cover areas such as alternative energy technology implementation, building retrofits to reduce energy usage, installation of electrical control system technology and other similar items.

●

Alternative Energy Projects. We seek to invest in alternative energy projects, such as the development of power generation projects using solar photovoltaic (“PV”), mini-hydro, geothermal and wind energy technologies. Several countries, including India, provide certain electric power generation incentives for the development of these and other alternative energy technologies. Pan Global seeks to provide development funding for such projects. We may sell these projects at the time of commissioning or hold them for the long term, depending on the financial return to the Company on a case by case basis.

●

Infrastructure. The Company also seeks to invest in non-energy infrastructure technology and projects that provide environmentally sustainable solutions in place of conventional technology. We are seeking opportunities to develop and or acquire projects in the field of agriculture, building technology and water distribution, amongst others. Management believes the Indian agriculture sector is ripe for adopting technologies that significantly reduce environmental footprints, such as by improving the efficiency of water use and intensity of land use. We believe there are existing technologies in the building sector that are widely used in Europe and North America which significantly improve resource efficiency and which can be adapted to the Indian market. We also believe there are opportunities in the Indian market for water purification and waste-water treatment. The Company seeks to introduce such technologies in the Indian context. In some cases we may license these technologies from the patent holder. In other cases, the technology is available for general use, so we will seek to develop projects directly.

Business Model

Our business model is based on three revenue streams: consulting fees; sales of equipment and technology in connection with energy efficiency projects; and revenue from operating projects such as power generation, agricultural operations and other infrastructure related projects. Our revenue from operating projects may be derived from projects in which we hold a majority equity position or where we hold an investment as a minority partner. To date, our revenue has been derived entirely from consulting fees.

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Financing

We intend to finance our operations as we secure various projects. We anticipate raising the necessary funds through the sale of securities and to use the proceeds from such sales to fund our working capital and project development expenses and for desired contributions towards project equity capital. We also intend to make use of traditional power and infrastructure project financing methods, whereby we will seek established power and infrastructure sector investors to invest equity and debt capital directly into our fully licensed projects, in which case we would retain a negotiated equity percentage in a project.

Industry Analysis

The market for environmentally sustainable products and services in alternative energy, infrastructure and similar areas, is highly competitive and broad. Although numerous established companies offer a variety of services to various different industry space’s in which we operate, the Company believes our business model should enable us to establish and maintain a niche but growing presence in areas such as project development for alternative energy facilities and energy efficiency consulting services; and, with respect to our infrastructure space strategy, we believe our business model should enable us to establish operations based on the early use of superior and more efficient technology that provides a more compelling value proposition to potential customers compared to our competitors. Although we do not currently own or hold any proprietary technology or licenses, we are aware of a number of such technologies available for license while others are available as off-the-shelf equipment.

While we have numerous competitors in the alternative energy and energy efficiency consulting space; many of these are large competitors who primarily undertake large projects (50 megawatts (MW) or more), whereas we intend to initially focus on small and medium size projects, where larger, more established competitors have less presence; in our view medium size projects comprise such facilities that have a rated capacity of approximately 5 MW- 50 MW and small projects would be defined as those with a rated capacity below 5 MW. Part of our strategy to address competitive pressures is to target projects in early stage markets where there are fewer competitors, such as market-based solar PV projects with private counterparties or mini-hydro. We will still have to face smaller competitors, but we aim to more efficiently and effectively execute project funding, which is a key factor for closing and commissioning alternative energy projects that smaller firms often find difficult to surmount.

Within the sector of the infrastructure space in which we intend to compete there are many large and small competitors. We intend to compete by being early stage adopters, within the Indian context of emerging technology and methods, which may be available for general use or proprietary under license to us. For example, the Indian agricultural market is highly competitive, comprised of millions of small-holdings farmers, but we intend to use greenhouse and other technology to grow superior, more consistent product, free of artificial pesticides and with more efficient water use and intend to charge higher prices. We believe there is a market for such agricultural product, among India’s budding retail food chain store market, international class hotels and similar establishments, which can absorb higher prices compared to traditionally grown product. In other infrastructure areas we intend to compete with the adoption of superior technology that management assesses gives it a first-mover advantage, such as by employing and selling technologies that reduce or re-use inputs and generally provide a more efficient solution to existing products or methods.

Growth Strategy of the Company

Our goal is to establish a rational growth strategy that will maximize shareholder value over time by applying a phased growth strategy. We intend to secure a limited number of consulting engagements in the near term (3-24 months) but to grow this segment over time in line with our personnel growth, since such services are labor and management intensive. We also intend to initially secure a limited number of opportunities in our power generation and infrastructure segments during the next 3-24 months, but such that they can be expanded over time into a pipeline of projects that require commissioning over a period of several years.

We believe a phased growth strategy is the most rational way for us to execute our vision, as our opportunities, particularly in power generation and infrastructure, while they may be small projects, still entail multi-million dollar investment outlays per individual project. Our projects involve complexities, such as coordinating engineering, procurement and construction activities; therefore, building projects in phases and staging growth over a period of years enables management to reduce execution and financing risk, while the company bolsters its management resources to cope with our growth. We believe a phased growth strategy will also help the Company build a growing and more stable revenue base than an alternative approach that could involve attempts to execute opportunities that are too difficult to manage and finance given the current scope of our resources.

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Results of Operations of Pan Asia

Pan Asia’s fiscal year end is September 30.

At September 30, 2012, Pan Asia had no assets and $1,100 in total liabilities consisting of $1,100 owed to the Treasurer of Pan Asia for expenses paid by the Treasurer on behalf of Pan Asia. At December 31, 2012, Pan Asia had $6,362 in total assets, consisting of $862 in cash and $5,500 in prepaid expenses. At December 31, 2012, Pan Asia had $1,125 in total liabilities, consisting of $25 in accounts payable and accrued liabilities and $1,100 owed to the Treasurer of Pan Asia for expenses.

From July 13, 2012 (inception) to September 30, 2012, Pan Asia did not generate any revenues. For the three months ended December 31, 2012, Pan Asia had $9,500 in revenues. The increase in revenues was due to a consulting engagement for evaluating solar technology.

From July 13, 2012 (inception) to September 30, 2012, Pan Asia had $1,100 in total expenses, consisting of $1,050 in general and administrative expenses and $50 in professional fees. For the three months ended December 31, 2012, Pan Asia had $8,663 in total expenses, consisting of $163 in general and administrative expenses, $1,000 in management fees and $7,500 in professional fees. The increase in management fees and professional fees was due to higher expenses for audit, accounting and legal services as Pan Asia ramped up its startup operations.

Liquidity and Capital Resources

At December 31, 2012, Pan Asia had $862 in cash.

We believe that our current levels of cash will not be sufficient to meet our liquidity needs for the next 12 months. We will need additional cash resources in the future if we pursue opportunities for investment, acquisition, strategic cooperation or other similar actions. To satisfy future cash requirements, we expect to seek funding through the issuance of debt or equity securities and the obtaining of a credit facility. Any future issuance of equity securities could cause dilution for our shareholders. Any incurrence of indebtedness will increase our debt service obligations and may cause us to be subject to restrictive operating and financial covenants. It is possible that financing may be available to us in amounts or on terms that are not favorable to the Company or not available at all.

Our operations are subject to foreign currency risk.

To a significant degree the Company is focusing its efforts on various projects in India. These projects will typically generate revenue in India rupees. The Indian rupee historically has been subject to significant fluctuations in its value compared to other currencies over time. Any depreciation in the Indian rupee would result in a decrease in our reported revenues, since the Company reports in United States dollars. In addition, while our projects will typically generate revenue in Indian rupees, our project debt funding, whether for infrastructure or power generation projects, may be denominated in a currency other than the Indian rupee, such as United States dollars or Euros; therefore, we will face a currency mismatch between revenues and the debt funding obligations we undertake to finance the assets that generate our revenues. While hedging instruments are available to mitigate currency mismatching risks, hedge instruments are often expensive and also are often unable to offset currency risk with 100% effectiveness. Therefore, significant currency movements against our liability position and/or hedging ineffectiveness, could have a material adverse impact on our ability to service our debts and to maintain our liquidity and solvency.

Recent Accounting Pronouncements

As of the date of this report, there are no accounting pronouncements that had not yet been adopted by the Company that we believe would have a material impact on our financial statements.

Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectability is reasonably assured.

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Quantitative and Qualitative Disclosures about Market Risks

None

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

PROPERTIES

Our principal executive offices are located at 123 W. Nye Lane, Suite 455, Carson City, Nevada 89706. We rent our offices for $500 per quarter pursuant to a lease agreement, dated February 22, 2013, between our Company and Pinnacle Executive Suites. The lease is for one year and automatically extends for the same period as the initial term upon the same conditions contained in the lease agreement, unless either party notifies the other at least 30 days prior to the expiration date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of the Company’s Common Stock, Series A Convertible Preferred Stock, Series B Non-Convertible Preferred Stock and Series C Convertible Preferred stock as of the date of this Report by (i) each person known by the Company to be the owner of more than 5% of the outstanding of each of the Company’s Common Stock, Series A Convertible Preferred Stock, Series B Non-Convertible Preferred Stock and Series C Convertible Preferred Stock, (ii) each director, (iii) each named executive officer, and (iv) all directors and executive officers as a group. In general, “beneficial ownership” includes those securities that a stockholder has the power to vote or transfer, and stock options and other rights exercisable or within 60 days. Unless otherwise indicated, the address for each person is c/o Pan Global, Corp., 123 W. Nye Lane, Suite 455, Carson City, Nevada 89706.

	Common Stock			Series A Preferred		Series B Preferred		Series C Preferred
Name and Position	Number of Shares		Percentage of Class(1)	Number of Shares	Percentage of Class (2)	Number of Shares	Percentage of Class(3)	Number of Shares	Percentage of Class) (4)
Bharat Vasandani, Chairman, President, CEO, CFO	30,000,000		6.6%	0	-	0	-	0	-
Brookstone Partners, LLC(5)	380,000,000		83.5%	-	-	100	100%	1,800,000	100%
Edward Whitehouse	1,000	(6)	*	2,250,000	100%	0	-	0	-
Directors and Officers as a group (1 person)	30,000,000		6.6%	0	-	0	-	0	-

*	Represents less than 1%.
(1)	Based on 455,155,000 shares of Common Stock issued and outstanding as of the date of this Report.
(2)	Based on 2,250,000 shares of Series A Convertible Preferred Stock issued and outstanding as of the date of this Report.
(3)	Based on 100 shares of Series B Non-Convertible Preferred Stock issued and outstanding as of the date of this Report.
(4)	Based on 1,800,000 shares of Series C Convertible Preferred Stock issued and outstanding as of the date of this Report. Each shares of Series C Convertible Preferred Stock is convertible by the holder therefor for 1 shares of common stock of the Company.
(5)	Stella Lumawag is the Managing Member of Brookstone Partners, LLC and has voting and dispositive control over Brookstone Partners, LLC. As a result of Brookstone Partners, LLC owning the Company’s outstanding Series B Non-Convertible Preferred Stock having 80% voting control, Ms. Lumawag has voting control over the Company.
(6)

Excludes an aggregate of 45,000,000 shares of Common Stock issuable upon the conversion of 2,250,000 shares of Series A Preferred Stock held by Mr. Whitehouse. Each share of Series A Preferred Stock is convertible into 20 shares of Common Stock of the Company; provided, however, that the holder is prohibited from converting such number of shares of Series A Preferred Stock that would result in the stockholder beneficially owning more than 9.9% of the Common Stock of the Company. The foregoing restriction was implemented to ensure that the holders of the Series A Preferred Stock would not be deemed to be affiliates of the Company and to prevent such holders from effecting a change in control of the Company from the Company’s former controlling party, Virginia K. Sourlis, as result of converting his or her Series A Preferred Stock.

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DIRECTORS AND EXECUTIVE OFFICERS

As previously reported by Savvy in its Form 10-Q for the quarter ended December 31, 2012, on February 12, 2013, Virginia K. Sourlis resigned from the Board of Directors of Savvy and as the President and Chief Executive Officer of Savvy, effective immediately. Ms. Sourlis’ resignation from Savvy was not due to or a result of any disagreements with the Company. Ms. Sourlis is the sister-in-law of Edward Whitehouse, a stockholder of the Company who currently owns 1,000 shares of Common Stock and 2,250,000 shares of Series A Preferred Stock. Mr. Whitehouse had purchased a total of 4,500,000 shares of Series A Preferred Stock on September 25, 2012 from the Company for $450 under Section 4(2) of the Securities Act. On September 26, 2012, Savvy filed a Registration Statement on Form S-1 (File No: 333-184110) therein registering an aggregate of 90,000,000 shares of Common Stock issuable upon the conversion of the 4,500,000 shares of Series A Preferred Stock under the Securities Act on behalf of Mr. Whitehouse, as the selling stockholder. On November 7, 2012, the Securities and Exchange Commission declared the Registration Statement effective. Mr. Whitehouse has never had a managerial role or decision-making authority in the Company nor does he have one today.

On February 12, 2013, the Board of Directors Savvy appointed Mr. Bharat Vasandani as a member and Chairman of the Board of Directors of Savvy until the next annual meeting of stockholders or until his successor is duly elected and qualified. The Board also appointed Mr. Vasandani to serve as the President, Chief Executive Officer and Chief Financial Officer of Savvy. Mr. Vasandani will continue as the Chairman of the Board of Directors of the Company and as the President, Chief Executive Officer and Chief Financial Officer of the Company.

The following section contains pertinent information related to the post-Share Exchange composition of our Board of Directors and Officers.

The members of the Board of Directors of the Company hold office for a period of one year or until his/her successor is elected and qualified. The officers of the Company are appointed by our Board of Directors and hold office until their death, resignation or removal from office. A summary of the Company’s directors and executive officers, their ages, positions held, are as follows:

Name	Age	Directors and Officers	Director Since
Bharat Vasandani	34	President, Chairman of the Board, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer) (Principal Financial and Accounting Officer)	February 12, 2013

Business Experience

Bharat Vasandani has been serving as our President, Chairman, Chief Executive Officer and Chief Financial Officer since February 12, 2013. Mr. Vasandani has focused his career on India’s renewable energy and green building sectors. Mr. Vasandani began his career at an Indian plastic manufacturing company, called Jyotika Industries from October 2001 to September 2003. In November 2005, he joined D’Essence Consulting based in Mumbai, India where he was part of a team that assisted private and public companies on business strategy and turnarounds. From November 2006 to April 2009, he served a similar role with TresVista Financial Services in Mumbai, India, providing strategic and operation advice to both Indian and international companies on valuation, equity investments and M&A.

Since 2009, Mr. Vasandani has been specializing in the renewable energy sector, advising domestic and international firms on business development opportunities and market entry. He was a co-founder of Venus Finvest Services in September, 2009, which focused on advisory services in the renewable energy sector. At Venus, Mr. Vasandani assisted foreign EPC and development firms find Indian partners, as well as helping to establish relationships in the reverse direction. He is a frequent speaker at solar industry conferences across India.

In September 2011, Mr. Vasandani joined OmniMedia Group, Spain, as Head of Strategy and Editorial, with a mandate to revive the power media brand Energetica India and introduce EcoConstruction brand in the Indian market.

The Company believes that Mr. Vasandani’s contacts and expertise in India’s renewable energy and green building sectors as well as his experience in business strategy and turnarounds as disclosed above renders Mr. Vasandani suitable to serve as a member of the Company’s board of directors in light of the Company’s business and structure.

Mr. Vasandani obtained his Bachelor of Engineering, Biomedical, from the University of Mumbai in 2001. In 2005, he completed his Masters, International Business at ESC-Grenoble, France.

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Involvement in Certain Legal Proceedings

None of our current executive officers, directors or named consultants has, during the past ten years:

(a)	Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)	Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(c)	Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; and

(d)	Been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Family Relationships

None

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5, respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such forms received by us, and to the best of our knowledge, all executive officers, directors and greater than 10% shareholders filed the required reports in a timely manner.

Employment Agreements

None

Audit, Nominating and Compensation Committees

Our Board of Directors has not formally established separate audit, nominating or compensation committees though they perform many of the functions that would otherwise be delegated to such committees. Currently, our Board of Directors believes that the cost of establishing such committees, including the costs necessary to recruit and retain qualified independent directors to serve on our Board of Directors and such committees and the legal costs to properly form and document the authority, policies and procedures of such committees are not justified under our current circumstances. However, we anticipate that our Board of Directors will seek qualified independent directors to serve on the Board and ultimately form standing nominating and compensation committees and nominate other directors to serve on its audit committee.

Code of Ethics

The Company has adopted a Code of Ethics and a Code of Business Conduct.

EXECUTIVE COMPENSATION

Included by reference from Savvy’s Form 10-K for the fiscal year ended September 30, 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

As of December 31, 2012, the Company owed Virginia Sourlis, the Company’s former President, Chairman and majority stockholder, and the owner of the Sourlis Law Firm, $30,233 consisting of advances that Ms. Sourlis made on behalf of the Company in the form of direct payments to certain vendors and accrued legal fees owed to the Sourlis Law Firm. There is no written agreement or other material terms or arrangements relating to the advances that Ms. Sourlis made on behalf of the Company.

On November 9, 2012, the Company redeemed an aggregate of 2,700,000 shares of Common Stock of the Company held by Virginia K. Sourlis for $189,000.

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On February 12, 2013, the Company redeemed an aggregate of 825,000 shares of Common Stock of the Company held by Virginia K. Sourlis for $50,000.

On February 22, 2013, the Company redeemed an aggregate of 275,000 shares of Common Stock of the Company held by Virginia K. Sourlis for $25,000.

On April 30, 2013, the Company redeemed an aggregate of 1,100,000 shares of Common Stock of the Company held by Virginia K. Sourlis for $41,092.

Other than the foregoing, there have been no related-party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

Director Independence

Our determination of independence of our directors is made using the definition of “independent director” contained under NASDAQ Marketplace Rule 4200(a)(15), even though such definitions do not currently apply to us because we are not listed on NASDAQ. None of the members of our Board of Directors qualify as independent pursuant to this Rule.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor do we have knowledge of any pending or threatened legal claims.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Historically, there has been is a limited market for the Company’s common stock and we do not know if that will continue.

Savvy’s common stock was approved for trading on the OTC Bulletin Board on January 6, 2011 under the symbol, “SVYB.” Since then it has only traded sporadically and with only limited and minimal interest by market makers.

On May 1, 2013, FINRA announced that the OTCQB symbol of the Company’s Common Stock would be changed from SVYB to PGLO, effective May 2, 2013. Trading in the Company’s Common Stock before May 2, 2013 was under Savvy’s trading symbol, SYVB.

The following table reflects the high and low prices of Savvy’s Common Stock during each quarter during the last two fiscal years while Savvy was quoted on the OTCBB. As of September 30, 2012, the Company had six market makers.

	High ($)	Low ($)
2011
2nd Quarter (March 31, 2011)	$2.00	$2.00
3rd Quarter (June 30, 2011)	$2.00	$2.00
4th Quarter (September 30, 2011)	$2.00	$2.00
2012
1st Quarter (December 31, 2011)	$2.00	$2.00
2nd Quarter (March 31, 2012)	$2.00	$2.00
3rd Quarter (June 30, 2012)	$2.00	$2.00
4th Quarter (September 30, 2012)	$2.00	$2.00

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

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These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Stock Transfer Agent

VStock Transfer, LLC

77 Spruce Street, Suite 201

Cedarhurst, NY 11516

Phone: 212-828-8436

Toll-Free: 855-9VSTOCK

Fax: 646-536-3179

www.VStockTransfer.com

Holders

As of the date of this filing, there were 34 record holders of 455,155,000 outstanding shares of the Company’s Common Stock, one record holder of 2,250,000 outstanding shares of the Company’s Series A Preferred Stock, one record holder of 100 shares of outstanding the Company’s Series B Preferred Stock and one record holder of 1,800,000 outstanding shares the Company’s Series C Preferred Stock.

General

As previously reported by Savvy on a Form 8-K filed on April 25, 2013, on April 19, 2013, Savvy amended its Articles of Incorporation with the Secretary of State of Nevada therein increasing its authorized common stock from 100,000,000 to 550,000,000 shares and authorized “blank check” preferred stock from 10,000,000 to 25,000,000 shares.

Common Stock

Pursuant to our bylaws, our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our Common Stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our Common Stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our Common Stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of our company, the holders of shares of our Common Stock will be entitled to receive, on a pro rata basis, all assets of our company available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our Common Stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our Common Stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash), on a pro rata basis.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Common Stock.

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Preferred Stock

Our Articles of Incorporation, as amended, authorizes our board of directors to issue up to 25,000,000 shares of preferred stock in one or more designated series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, without stockholders’ approval, within any limitations prescribed by law and our Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e)	the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f)	voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our Common Stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)	subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

Series A Convertible Preferred Stock

On September 24, 2012, our Board designated 4,500,000 shares of Preferred Stock as “Series A Convertible Preferred Stock” and we filed a Certificate of Designations with the Secretary of State of the State of Nevada therein designating and establish the class of Series A Convertible Preferred Stock. On September 25, 2012, the Company sold 4,500,000 shares of Series A Convertible Preferred Stock to the Selling Stockholders for an aggregate purchase price of $450 under Section 4(2) under the Securities Act.

Please see Savvy’s Form 10-K for the fiscal year ended September 30, 2012 for a summary of the Certificate of Designations of the Series A Convertible Preferred Stock.

Series B Non- Convertible Preferred Stock

On November 8, 2012, our Board designated 100 shares of Preferred Stock as “Series B Non-Convertible Preferred Stock” and we filed a Certificate of Designations with the Secretary of State of the State of Nevada therein designating and establish the class of Series B Non-Convertible Preferred Stock. On November 8, 2012, the Company sold 100 shares of Series B Non-Convertible Preferred Stock to Virginia K. Sourlis for an aggregate purchase price of $10 under Section 4(2) under the Securities Act. The outstanding shares of Series B Non-Convertible Preferred Stock shall vote together with the shares of Common Stock and other voting securities of the Company as a single class and, regardless of the number of shares of Series B Non-Convertible Preferred Stock outstanding and as long as at least one of such shares of Series B Non-Convertible Preferred Stock is outstanding, shall represent 80% of all votes entitled to be voted at any annual or special meeting of stockholders of the Company or action by written consent of stockholders. Each outstanding share of the Series B Non-Convertible Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series B Non-Convertible Preferred Stock.

As previously reported by Savvy on a Form 8-K filed on February 25, 2013, on February 22, 2013, Brookstone Partners LLC and Virginia Sourlis entered into a Stock Purchase Agreement pursuant to which Brookstone Partners LLC purchased Ms. Sourlis’ 100 shares of Series B Non-Convertible Preferred Stock of Savvy in consideration for $1,000, resulting in a change of control of the Company.

Stella Lumawag has voting and dispositive control over Brookstone Partners, LLC. As a result of Brookstone Partners, LLC owning the Company’s outstanding Series B Non-Convertible Preferred Stock having 80% voting control, Ms. Lumawag has voting control over the Company.

Please see Savvy’s Form 10-K for the fiscal year ended September 30, 2012 for a summary of the Certificate of Designations of the Series B Non-Convertible Preferred Stock.

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Series C Convertible Preferred Stock

On April 26, 2013, the Company filed a Certificate of Designations with the Secretary of State of Nevada therein designating 5,000,000 shares of the Company’s authorized preferred stock as Series C Preferred Stock, effective April 29, 2013. Each holder of Series C Preferred Stock shall have the right, at such holder’s option, at any time or from time to time from and after the day immediately following the date the Series C Preferred Stock is first issued, to convert each share of Series C Preferred Stock into One (1) fully-paid and non-assessable shares of common stock. Generally, the Series C Preferred Stock shall, with respect to rights on liquidation, winding up and dissolution, rank senior to (i) all classes of common stock and (ii) any class or series of capital stock of the Company hereafter created (unless, with the consent of the holder(s) of Series C Preferred Stock). Except as otherwise provided by the Nevada Business Corporation Act, in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of shares of the Series C Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus or earnings, an amount equal to one dollar ($1.00) per share.

The Holders of shares of Series C Convertible Preferred Stock shall not be entitled to receive any dividends except a one-time special dividend of $0.001 per each outstanding share of Series C Convertible Preferred Stock payable by the Company to the Holders thereof no earlier than the thirtieth (30th) day after the date of issuance of the Series C Convertible Preferred Stock to such Holders but no later than the first anniversary date of the date of issuance of the Series C Convertible Preferred Stock to such Holders, subject to the approval of the Holders of the Company’s senior securities and satisfaction of the Nevada Revised Statutes.

The holders of the Series C Preferred Stock shall vote only on a share for share basis with our common stock on any matter, including but not limited to, the election of directors, name changes, increases in the authorized common shares and for which such preferred stock or series has such rights and as otherwise provided by the Nevada Revised Statutes. To the extent that under the Nevada Revised Statutes the vote of the of the Series C Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the holders of at least a majority of the shares of the Series C Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series C Preferred Stock (except as otherwise may be required under the Nevada Revised Statutes ) shall constitute the approval of such action by the class. To the extent that under the Nevada Revised Statutes, Holders of the Series C Preferred Stock are entitled to vote on a matter with Holders of Common Stock, voting together as one class, each share of Series C Convertible Preferred Stock shall be entitled to one (1) vote.

Dividend Policy

We have never paid or declared dividends on our securities. Pursuant to the Certificate of Designation for our Series C Preferred Stock (effective on April 29, 2013), the holders of shares of Series C Preferred Stock are entitled to a one-time special dividend of $0.001 per each outstanding share of Series C Preferred Stock payable by the Company to the holders thereof no earlier than the thirtieth (30th) day after the date of issuance of the Series C Preferred Stock to such holders but no later than the first anniversary date of the date of issuance of the Series C Preferred Stock to such holders, subject to the approval of the holders of the Company’s senior securities and satisfaction of the Nevada Revised Statutes. The payment of cash dividends, if any, in the future is within the discretion of our Board and will depend upon our earnings, our capital requirements, financial condition and other relevant factors. Other than the one-time dividend four our outstanding Series C Preferred Stock, we do not foresee paying any dividends on our outstanding securities; but, rather, to retain any future earnings for use in our business.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our Common Stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our Common Stock

Convertible Securities

Other than the Series A Convertible Preferred Stock and Series C Preferred Stock described above, we have not issued nor are there any outstanding securities convertible into shares of our Common Stock or any rights convertible or exchangeable into shares of our Common Stock.

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Rule 144

Prior to the Share Exchange, Savvy was considered to be a shell company under the Exchange Act. Because Savvy Company was considered a shell company, the securities sold in previous offerings can only be resold through registration under the Securities Act; Section 4(1) of the Securities Act, if available, for non-affiliates; or by meeting the conditions of Rule 144(i) of the Securities Act. There are currently no obligations of the Company to register any common stock under the Securities Act nor are there any shares available for resale under Rule 144(i).

Recent Sales of Unregistered Securities

On September 25, 2012, we sold 4,500,000 shares of Series A Convertible Preferred Stock to Edward Whitehouse for $0.0001 per share generating proceeds of $450.00.

On November 8, 2012, we sold 100 shares of Series B Non-Convertible Preferred Stock to Virginia K. Sourlis, our then sole executive officer and director, for an aggregate purchase price of $10.00.

On November 8, 2012, the Company sold a five month promissory note to Anatom Associates, S.A., an unrelated party, in the principal amount of $193,000 bearing interest at the rate of 8% per annum. The Company may prepay the outstanding principal and interest of the promissory note without penalty. The Company used the proceeds to redeem 2,700,000 shares of Common Stock held by Virginia K. Sourlis, the Company’s former sole executive officer and director, on November 9, 2012 for $189,000.

On February 12, 2013, the Company issued a promissory note to Anatom Associates, S.A., an unrelated party, in the principal amount of $50,000 bearing interest at the rate of 8% per annum and maturing on the one year anniversary of the date of issuance. The Company may prepay the outstanding principal and interest of the promissory note without penalty. The Company used the proceeds to redeem 825,000 shares of Common Stock held by Virginia K. Sourlis, the Company’s former sole executive officer and director, on February 12, 2013 for $50,000.

On February 22, 2013, the Company issued a promissory note to Anatom Associates, S.A., an unrelated party, in the principal amount of $25,000 bearing interest at the rate of 8% per annum and maturing on the one year anniversary of the date of issuance. The Company may prepay the outstanding principal and interest of the promissory note without penalty. The Company used the proceeds to 275,000 redeem shares of Common Stock held by Virginia K. Sourlis, the Company’s former sole executive officer and director, on February 22, 2013 for $25,000.

On April 12, 2013, the Company issued a promissory note to Brookstone Partners, LLC, an affiliate of the Company, in the principal amount of $5,000 bearing interest at the rate of 0% per annum and maturing on May 12, 2013. On April 23, 2013, Brookstone Partners, LLC converted the promissory note into 50,000,000 shares of Common Stock of the Company.

On April 23, 2013, the Company issued a promissory note to Brookstone Partners, LLC, an affiliate of the Company, in the principal amount of $45,000 bearing interest at the rate of 0% per annum and maturing on May 23, 2013. On April 23, 2013, Brookstone Partners, LLC converted the promissory note into 450,000,000 shares of Common Stock of the Company.

Brookstone Partners, LLC also holds an aggregate of 100 shares of the Company’s outstanding Series B Non-Convertible Preferred Stock which has 80% voting power. Stella Lumawag is the Managing Member of Brookstone Partners, LLC and has voting and dispositive control of the shares held by Brookstone. As a result of Brookstone Partners, LLC owning the Company’s outstanding Series B Non-Convertible Preferred Stock having 80% voting control, Ms. Lumawag has voting control over the Company.

On April 30, 2013, the Company issued a promissory note to Anatom Associates, S.A., an unrelated party, in the principal amount of $50,000 bearing interest at the rate of 8% per annum and maturing on the one year anniversary of the date of issuance. The Company used the proceeds of this note to redeem an aggregate of 1,100,000 shares of Common Stock of the Company held by Virginia K. Sourlis, the Company’s former sole executive officer and director, for $41,092 on April 30, 2013.

The above securities qualified for exemption under Section 4(2) of the Securities Act since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these stockholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

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On April 29, 2013, the Company issued an aggregate of 1,800,000 shares of Series C Preferred Stock to Brookstone Partners, LLC (“Brookstone”) pursuant to a Share Exchange Agreement, dated April 29, 2013, by and between the Company and Brookstone. Pursuant to the Share Exchange Agreement, Brookstone exchanged an aggregate of 180,000,000 shares of Common Stock held by Brookstone in exchange for the shares of Series C Preferred Stock on a one-for-100 basis. Stella Lumawag is the Managing Member of Brookstone and has voting and dispositive control of the shares held by Brookstone. The Company issued the shares of Series C Preferred Stock to Brookstone under Section 3(a)(9) of the Securities Act of 1933, as amended, due to the fact that (i) the Company is the same issuer of the Common Stock and the Series C Preferred Stock, (ii) no additional consideration was given to Brookstone for the exchange, (iii) Brookstone was an existing security holder of the Company and (iv) the Company did not pay any commission or remuneration for the exchange.

Upon the consummation of the Share Exchange, on April 26, 2013, the Company issued an aggregate of 90 million (90,000,000) shares of Common Stock to the stockholders of Pan Asia in consideration for an aggregate of 15,000 shares of common stock of Pan Asia (constituting 100% of the outstanding shares of common stock of Pan Asia). The Company issued such shares of Common Stock pursuant to the exemption under Section 4(2) and Regulation S promulgated under the Securities Act due to the fact that issuance did not involve a public offering of securities and none of the recipients were U.S. Persons under Regulation S.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

We have agreed to indemnify our officers and directors against lawsuits to the fullest extent of the law.

We are a Nevada corporation. Nevada law permits the indemnification of officers and directors against expenses incurred in successfully defending against a claim. Nevada law also authorizes Nevada corporations to indemnify their officers and directors against expenses and liabilities incurred because of their being or having been an officer or director. Our organizational documents provide for this indemnification to the fullest extent permitted by law.

We currently do not maintain any insurance coverage. In the event that we are found liable for damage or other losses, we would incur substantial and protracted losses in paying any such claims or judgments. We have not maintained liability insurance in the past, but intend to acquire such coverage immediately upon resources becoming available. There is no guarantee that we can secure such coverage or that any insurance coverage would protect us from any damages or loss claims filed against it.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On September 25, 2012, we sold 4,500,000 shares of Series A Convertible Preferred Stock to Edward Whitehouse for $0.0001 per share generating proceeds of $450.00.

On November 8, 2012, we sold 100 shares of Series B Non-Convertible Preferred Stock to Virginia K. Sourlis, our then sole executive officer and director, for an aggregate purchase price of $10.00.

On November 8, 2012, the Company sold a five month promissory note to Anatom Associates, S.A., an unrelated party, in the principal amount of $193,000 bearing interest at the rate of 8% per annum. The Company may prepay the outstanding principal and interest of the promissory note without penalty.

On February 12, 2013, the Company issued a promissory note to Anatom Associates, S.A., an unrelated party, in the principal amount of $50,000 bearing interest at the rate of 8% per annum and maturing on the one year anniversary of the date of issuance. The Company may prepay the outstanding principal and interest of the promissory note without penalty. The Company used the proceeds to redeem 825,000 shares of Common Stock held by Virginia K. Sourlis, the Company’s former sole executive officer and director, on February 12, 2013 for $50,000.

On February 22, 2013, the Company issued a promissory note to Anatom Associates, S.A., an unrelated party, in the principal amount of $25,000 bearing interest at the rate of 8% per annum and maturing on the one year anniversary of the date of issuance. The Company may prepay the outstanding principal and interest of the promissory note without penalty. The Company used the proceeds to 275,000 redeem shares of Common Stock held by Virginia K. Sourlis, the Company’s former sole executive officer and director, on February 22, 2013 for $25,000.

On April 12, 2013, the Company issued a promissory note to Brookstone Partners, LLC, an affiliate of the Company, in the principal amount of $5,000 bearing interest at the rate of 0% per annum and maturing on May 12, 2013. On April 23, 2013, Brookstone Partners, LLC converted the promissory note into 50,000,000 shares of Common Stock of the Company.

On April 23, 2013, the Company issued a promissory note to Brookstone Partners, LLC, an affiliate of the Company, in the principal amount of $45,000 bearing interest at the rate of 0% per annum and maturing on May 23, 2013. On April 23, 2013, Brookstone Partners, LLC converted the promissory note into 450,000,000 shares of Common Stock of the Company.

Brookstone Partners, LLC also holds an aggregate of 100 shares of the Company’s outstanding Series B Non-Convertible Preferred Stock which has 80% voting power. Stella Lumawag is the Managing Member of Brookstone Partners, LLC and has voting and dispositive control of the shares held by Brookstone.

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On April 30, 2013, the Company issued a promissory note to Anatom Associates, S.A., an unrelated party, in the principal amount of $50,000 bearing interest at the rate of 8% per annum and maturing on the one year anniversary of the date of issuance. The Company used the proceeds of this note to redeem an aggregate of 1,100,000 shares of Common Stock of the Company held by Virginia K. Sourlis, the Company’s former sole executive officer and director, for $41,092 on April 30, 2013.

The above securities qualified for exemption under Section 4(2) of the Securities Act since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these stockholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

On April 29, 2013, the Company issued an aggregate of 1,800,000 shares of Series C Preferred Stock to Brookstone Partners, LLC (“Brookstone”) pursuant to a Share Exchange Agreement, dated April 29, 2013, by and between the Company and Brookstone. Pursuant to the Share Exchange Agreement, Brookstone exchanged an aggregate of 180,000,000 shares of Common Stock held by Brookstone in exchange for the shares of Series C Preferred Stock on a one-for-100 basis. Stella Lumawag is the Managing Member of Brookstone and has voting and dispositive control of the shares held by Brookstone. The Company issued the shares of Series C Preferred Stock to Brookstone under Section 3(a)(9) of the Securities Act of 1933, as amended, due to the fact that (i) the Company is the same issuer of the Common Stock and the Series C Preferred Stock, (ii) no additional consideration was given to Brookstone for the exchange, (iii) Brookstone was an existing security holder of the Company and (iv) the Company did not pay any commission or remuneration for the exchange.

Upon the consummation of the Share Exchange, on April 26, 2013, the Company issued an aggregate of 90 million (90,000,000) shares of Common Stock to the stockholders of Pan Asia in consideration for an aggregate of 15,000 shares of common stock of Pan Asia (constituting 100% of the outstanding shares of common stock of Pan Asia). The Company issued such shares of Common Stock pursuant to the exemption under Section 4(2) and Regulation S promulgated under the Securities Act due to the fact that issuance did not involve a public offering of securities and none of the recipients were U.S. Persons under Regulation S.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS

Effective as of closing date of the Share Exchange on April 26, 2013, the Company dismissed W. T. Uniack & Co., CPA’s P.C. (“Uniack”) as its independent registered public accounting firm. Uniack had previously been engaged as the principal accountant to audit Savvy’s financial statements and to review its interim financial statements. The reason for the dismissal of Uniack is that, upon the consummation of the Share Exchange, Savvy’s primary business became the business conducted by Pan Asia. It was more practical that Pan Asia’s independent auditors be engaged, going forward.

Each of Uniack’s reports on Savvy’s audited financial statements for the past two fiscal years ended September 30, 2011 and 2012 contained an adverse opinion or disclaimer of opinion and was qualified or modified as to uncertainty, audit scope or accounting principles. Each report expressed Uniack’s doubt as to the ability of Savvy to continue as a going concern due to the development stage and financial condition of Savvy.

The decision to change the Company’s independent registered public accounting firm was approved by the Company’s board of directors on April 25, 2013.

During Savvy’s two most recent fiscal years and any subsequent interim period preceding such Savvy’s dismissal of Uniack, there were no disagreements between Savvy and Uniack on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Uniack, would have caused it to make reference to the matter in connection with Uniack’s reports.

The Company made the contents of this Current Report on Form 8-K available to Uniack and requested it to furnish a letter addressed to the SEC as to whether it agrees or disagrees with, or wishes to clarify our expression of our views, or wished to provide any additional information. A copy of Uniack’s letter to the SEC is included as Exhibit 16.1 to this Report.

On April 26, 2013, the Company engaged GBH CPAs, PC (“GBH”) as the Company’s new, independent registered public accounting firm. The appointment of GBH was approved by the Company’s board of directors on April 26, 2013. During our two most recent fiscal years and the subsequent interim periods through April 26, 2013, Savvy did not consult GBH regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K.

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ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Upon the consummation of the Share Exchange on April 26, 2013, the Company ceased to be a “shell company,” as that term is defined under Rule 12b-2 of the Exchange Act. The information disclosed under Item 2.01 of this Form 8-K is incorporated by reference herein. The Company is a startup company with a limited operating history.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On April 25, 2013, the Company received the written consent in lieu of a stockholders’ meeting by Brookstone Partners, LLC, the holder of 100 shares (100%) of the outstanding Series B Non-Convertible Preferred Stock (having 80% voting rights of the outstanding voting capital stock of the company), therein approving of the Share Exchange and the transactions contemplated by the Share Exchange Agreement and the Company’s name change to Pan Global, Corp.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

Filed as an exhibit to the Form 8-K filed on May 2, 2013 and incorporated by reference herein.

(b) Pro Forma Financial Information

Filed as an exhibit to the Form 8-K filed on May 2, 2013 and incorporated by reference herein.

(c) Shell Company Transactions

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d) Exhibits

Exhibit No:	Description:

2.1(1)	Stock Exchange Agreement, dated April 24, 2013, between Savvy Business Support, Inc. and Pan Asia Infratech Corp.
3.1(1)	Certificate of Amendment to Articles of Incorporation of Savvy Business Support, Inc., effective April 26, 2013
3.2(1)	Certificate of Designations of Series C Convertible Preferred Stock, effective April 29, 2013
3.3(3)	Articles of Incorporation of Pan Asia Infratech Corp., effective July 13, 2012
14.1(2)	Code of Ethics
14.2(2)	Code of Business Conduct
16.1(3)	Letter from W. T. Uniack & Co., CPA’s P.C. dated April 26, 2013
101.INS(3)	XBRL Instance Document
101.SCH(3)	XBRL Taxonomy Extension Schema Document
101.CAL(3)	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF(3)	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB(3)	XBRL Taxonomy Extension Label Linkbase Document
101.PRE(3)	XBRL Taxonomy Extension Presentation Linkbase Document

(1)	Filed as an exhibit to the Form 8-K filed on May 1, 2013, and incorporated by reference herein.
(2)	Filed as an exhibit to the Registration Statement on Form S-1 (SEC File No.: 333-167130) filed by Savvy Business Support, Inc. on May 27, 2010 and incorporated by reference herein.
(3)	Filed as an exhibit to the Form 8-K filed on May 2, 2013, and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAN GLOBAL, CORP.

Dated: June 19, 2013	By:	/s/ BHARAT VASANDANI
Bharat Vasandani
Chairman of the Board, President, Chief Executive Officer
and Chief Financial Officer (Principal Executive Officer)
(Principal Financial and Accounting Officer)

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